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                                                                      EXHIBIT 23

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    We consent to the incorporation by reference in the Registration Statement of U S WEST, Inc. on Forms S-3 (File Nos. 33-50047, 33-50047-01, 33-50049,
33-50049-01,  33-51427, 33-62451, 33-57889 and 33-63087)  and on Forms S-8 (File
Nos. 33-43362, 33-56895,  33-55289, 33-56709, 33-63089,  33-63093, 33-63085  and
33-63091) of our report, which includes an explanatory paragraph regarding the discontinuance of accounting for the operations of U S WEST Communications, Inc. in accordance with Statement of Financial Accounting Standard No. 71,
"Accounting for the Effects of Certain Types of Regulation," in 1993, dated February 12, 1996, except for Note 4, paragraph 3, as to which the date is February 27, 1996, on our audits of the consolidated financial statements of U S WEST, Inc., as of December 31, 1995 and 1994, and for the years ended December 31, 1995, 1994 and 1993, which report is included in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated February 12, 1996 on the related consolidated financial statement schedules, which report is included in this Annual Report on Form 10-K.

    We consent to the incorporation by reference in the Registration Statement of U S WEST, Inc. on Forms S-3 (File Nos. 33-50047, 33-50047-01, 33-50049,
33-50049-01,  33-51427, 33-62451, 33-57889 and 33-63087)  and on Forms S-8 (File
Nos. 33-43362, 33-56895,  33-55289, 33-56709, 33-63089,  33-63093, 33-63085  and
33-63091) of our report, which includes an explanatory paragraph regarding the discontinuance of accounting for the operations of U S WEST Communications, Inc. in accordance with Statement of Financial Accounting Standard No. 71,
"Accounting for the Effects of Certain Types of Regulation," in 1993, dated February 12, 1996, on our audits of the combined financial statements of U S WEST Communication Group, as of December 31, 1995 and 1994, and for the years ended December 31, 1995, 1994 and 1993, which report is included in this Annual Report on Form 10-K.

    We consent to the incorporation by reference in the Registration Statement of U S WEST, Inc. on Forms S-3 (File Nos. 33-50047, 33-50047-01, 33-50049,
33-50049-01,  33-51427, 33-62451, 33-57889  and 33-63087) and  on Form S-8 (File
Nos. 33-43362, 33-56895,  33-55289, 33-56709, 33-63093,  33-63089, 33-63085  and
33-63091) of our report, dated February 12, 1996, except for Note 5, paragraph 3, as to which the date is February 27, 1996, on our audits of the combined financial statements and Supplementary Selected Proportionate Results of Operations of U S WEST Media Group, as of December 31, 1995 and 1994, and for the years ended December 31, 1995, 1994 and 1993, which report is included in this Annual Report on Form 10-K.

/s/ COOPERS & LYBRAND L.L.P.
Denver, Colorado
March 27, 1996